EXHIBIT (a)(1)(ii)

                              LETTER OF TRANSMITTAL
                                    Regarding
                       Limited Liability Company Interests
                                       in

                MAN-GLENWOOD LEXINGTON ASSOCIATES PORTFOLIO, LLC

                   Tendered Pursuant to the Offer to Purchase
                                Dated May 1, 2008

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
               RECEIVED BY THE FUND BY, 5:00 P.M, CENTRAL TIME, ON
                  MAY 30, 2008, UNLESS THE OFFER IS EXTENDED.

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        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                MAN-GLENWOOD LEXINGTON ASSOCIATES PORTFOLIO, LLC
                                UMB Fund Services
                           803 W. Michigan St., Ste A
                               Milwaukee, WI 53233

                              Phone: (888) 626-6601
                               Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned hereby tenders to Man-Glenwood Lexington Associates Portfolio, LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interests (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 1, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interests or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Interests or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2008, subject to an extension of the Offer as described in Section 7. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for the period ending March 31, 2009 that is anticipated to be completed in May 2009.

                                     * * *

NOTE: IF YOU INVEST IN THE FUND THROUGH A FINANCIAL INTERMEDIARY, THAT FINANCIAL INTERMEDIARY MAY REQUIRE ALTERNATE PAYMENT AND/OR DELIVERY INSTRUCTIONS, NOTWITHSTANDING YOUR REQUEST BELOW. PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY FOR MORE INFORMATION.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

MAN-GLENWOOD LEXINGTON ASSOCIATES PORTFOLIO, LLC
UMB Fund Services
803 W. Michigan St., Ste A
Milwaukee, WI 53233

FOR ADDITIONAL INFORMATION:
PHONE: (888) 626-6601
FAX: (816) 860-3140

PART 1 - NAME AND ADDRESS
-------------------------

Name:  __________________________________________________________

Address:  _______________________________________________________

_________________________________________________________________

_________________________________________________________________

Social Security No. or Taxpayer Identification No.:  ___________________________

Telephone Number: (____)____________

PART 2 - AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND BEING
------------------------------------------------------------------------
TENDERED:
---------

    [ ] Entire amount of units of limited liability company interest.

    [ ] Portion of units of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value equal to $10,000 must be maintained (the "Required Minimum Balance").*

               $_____________

    [ ] Portion of units of limited liability company interest in excess of the Required Minimum Balance.

               Number of Units _________________

       *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3. - PAYMENT
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At the time of your original application to the Fund, you were offered the opportunity to specify the method by which you would prefer to have the proceeds, from any repurchase of units, paid to you.

If you had specified payment via check, or if you made no specific payment method, then payment of these proceeds will be mailed to your address as currently reflected in the Fund's records.

If you had instead provided wire transfer instructions with your original application, then payment will be made according to those instructions as currently reflected in the Fund's records.

If you do not now wish to amend those instructions, please proceed to PART 4.

If you do wish to override those original payment instructions, please indicate below whether you now want to receive payment by:


    [ ] Check (all payments will be mailed to your address as reflected in the Fund's records)


    [ ] Wire transfer (if so, check the box and complete the information below)

        Bank Name:  __________________________________
        ABA Routing Number:  _________________________
        Credit to:  __________________________________
        Account Number:
        For further credit to:  ______________________
        Name(s) on the Account:  _____________________

      Account Number:  _______________________________

      Fund Account No. _______________________________

NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in PART 4. (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.)

NOTE: If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary for more information.

PART 4.   SIGNATURE(S)
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FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:

________________________        __________________________________________
Signature                       Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


________________________        __________________________________________
Signature                       Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

FOR ALL OTHER INVESTORS:

Name of Investor:  _______________________________________________________


________________________       __________________________________________
Signature                      Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


Signature of co-signatory Print Name and Title of Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


IF REQUIRED, PLACE SIGNATURE GUARANTEE BELOW: